EXHIBIT 99.1
Dynatrace Reports Second Quarter Fiscal Year 2026 Financial Results
Exceeds high end of guidance across all metrics; raises FY'26 guidance
Delivers ARR growth of 16% and Subscription Revenue growth of 17% on a constant currency basis
Achieves GAAP Operating Margin of 15% and Non-GAAP Operating Margin of 31%

BOSTON, Mass., November 5, 2025 - Dynatrace (NYSE: DT), the leading AI-powered observability platform, today announced financial results for the second quarter of fiscal 2026 ended September 30, 2025.
“Our strong second quarter results were fueled by the growing demand for end-to-end observability driven by large-scale tool consolidations,” said Rick McConnell, CEO of Dynatrace. “As cloud and AI workloads grow rapidly, the need for an AI-powered observability platform is critical to managing the related complexity and scale. We believe Dynatrace's precise answers, advanced analytics, and deep intelligence uniquely position us to capitalize on the market opportunity ahead.”

Second Quarter Fiscal 2026 Financial and Other Recent Business Highlights:
All growth rates are compared to the second quarter of fiscal 2025, unless otherwise noted.
Financial Highlights:
•Total ARR of $1,899 million, an increase of 17%, or 16% on a constant currency basis
•Total revenue of $494 million, an increase of 18%, or 17% on a constant currency basis
•Subscription revenue of $473 million, an increase of 18%, or 17% on a constant currency basis
•GAAP income from operations of $73 million and non-GAAP income from operations of $153 million
•GAAP net income per share of $0.19 and non-GAAP net income per share of $0.44, on a dilutive basis
Business Highlights:
•Strategic ecosystem advancements:
•Announced a multi-year strategic collaboration with ServiceNow to advance autonomous IT operations to empower customers to drive better outcomes, optimize services, and provide seamless digital experiences that drive customer and employee satisfaction.
•Announced an integration with Atlassian, embedding real-time production insights directly into incident management processes.
•Joined the GitHub Model Context Protocol (MCP) Registry, reinforcing Dynatrace's support for open, modern cloud ecosystems to help developers quickly discover and integrate AI-ready services.

•Go-to-market traction:
•The annual contract value (ACV) from 7-figure deals closed in the quarter grew 53% year-over-year, all of which were in collaboration with partners, and nearly all leveraging end-to-end observability.
•Dynatrace Platform Subscription (DPS) licensing models achieved a major milestone, with 50% of our customer base and 70% of our ARR now leveraging this flexible and scalable subscription approach.

•Industry recognition:
•Named a Leader in the 2025 Gartner Magic Quadrant for Digital Experience Monitoring, positioned furthest for Completeness of Vision.1
•Achieved the AWS Generative AI Competency, affirming Dynatrace's technical proficiency and proven customer success in helping organizations monitor and govern generative AI applications in production.

Share Repurchase Program
•During the second quarter of fiscal 2026, Dynatrace spent $50 million to repurchase 994,000 shares at an average price of $50.27 under its $500 million share repurchase program. From the inception of the program in May 2024 through September 30, 2025, Dynatrace has repurchased 5.3 million shares for $268 million at an average price of $50.05.

Second Quarter 2026 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended September 30,
	2025	2024
Annual recurring revenue (ARR):
Total ARR	$1,899,402	$1,616,531
Year-over-Year Increase	17%
Year-over-Year Increase - constant currency (*)	16%

Revenue:
Total revenue	$493,849	$418,129
Year-over-Year Increase	18%
Year-over-Year Increase - constant currency (*)	17%

Subscription revenue	$473,089	$399,810
Year-over-Year Increase	18%
Year-over-Year Increase - constant currency (*)	17%

GAAP Financial Measures:
GAAP income from operations	$72,969	$47,026
GAAP operating margin	15%	11%

GAAP net income	$57,243	$44,008

GAAP net income per share - diluted	$0.19	$0.15

GAAP shares outstanding - diluted	304,303	301,373

Net cash provided by operating activities	$32,017	$23,650
Net cash provided by operating activities as a percent of revenue	6%	6%

Non-GAAP Financial Measures (*):
Non-GAAP income from operations	$152,819	$130,669
Non-GAAP operating margin	31%	31%

Non-GAAP net income	$132,731	$112,661

Non-GAAP net income per share - diluted	$0.44	$0.37

Non-GAAP shares outstanding - diluted	304,303	301,373

Free Cash Flow	$27,830	$20,138
Free Cash Flow margin	6%	5%
* For additional information, please see the "Non-GAAP Financial Measures" and "Definitions - Non-GAAP and Other Metrics" sections of this press release.

Financial Outlook
Based on information available as of November 5, 2025, Dynatrace is issuing guidance for the third quarter and updating its prior guidance for full year fiscal 2026 in the table below.
This guidance is based on foreign exchange rates as of October 31, 2025. We expect foreign exchange to be a tailwind of approximately $38 million on ARR and approximately $34 million on revenue for fiscal 2026 compared to ARR and revenue at constant currency. This represents an incremental tailwind of approximately $5 million to both ARR and revenue compared to our prior guidance. This guidance also excludes the impact of any share repurchases after September 30, 2025.
Growth rates for ARR, Total revenue, and Subscription revenue are presented in constant currency to provide better visibility into the underlying growth of the business.
All growth rates below are compared to the third quarter and full year of fiscal 2025.

(In millions, except per share data)	Q3 Fiscal 2026 Guidance
Total revenue	$503 - $508
As reported	15% - 16%
Constant currency	13% - 14%
Subscription revenue	$481 - $486
As reported	15% - 16%
Constant currency	13% - 14%
Non-GAAP income from operations	$143 - $148
Non-GAAP operating margin	28.5% - 29%
Non-GAAP net income	$123 - $128
Non-GAAP net income per diluted share	$0.40 - $0.42
Diluted weighted average shares outstanding	305 - 306

(In millions, except per share data)	Current Guidance Fiscal 2026	Prior Guidance Fiscal 2026*	Guidance Change at Midpoint**
ARR	$2,010 - $2,025	$1,988 - $2,003	$22
As reported	16% - 17%	15% - 16%	100 bps
Constant currency	14% - 15%	13% - 14%	100 bps
Total revenue	$1,985 - $1,995	$1,970 - $1,985	$13
As reported	17% - 17.5%	16% - 17%	75 bps
Constant currency	15% - 15.5%	14% - 15%	75 bps
Subscription revenue	$1,898 - $1,908	$1,884 - $1,899	$12
As reported	17% - 17.5%	16% - 17%	75 bps
Constant currency	15% - 15.5%	14% - 15%	75 bps
Non-GAAP income from operations	$571 - $581	$563 - $573	$8
Non-GAAP operating margin	29%	29%	—
Non-GAAP net income	$497 - $506	$488 - $500	$8
Non-GAAP net income per diluted share	$1.62 - $1.64	$1.58 - $1.61	$0.04
Diluted weighted average shares outstanding	307 - 308	309 - 310	(2)
Free cash flow	$505 - $515	$505 - $515	—
Free cash flow margin	26%	26%	—
*Prior guidance was issued on August 6, 2025.
**Guidance change at midpoint is rounded to the nearest million.

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook at 8:00 a.m. Eastern Time today, November 5, 2025. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with event confirmation #: 13756802. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on February 4, 2026, by dialing (877) 660-6853 from the U.S. and Canada, or for international callers by dialing (201) 612-7415 and entering event confirmation #: 13756802. In addition, an archived webcast will be available at ir.dynatrace.com.
We announce material financial information to our investors using our Investor Relations website, press releases, SEC filings and public conference calls and webcasts. We also use these channels to disclose information about the company, our planned financial and other announcements, attendance at upcoming investor and industry conferences, and for complying with our disclosure obligations under Regulation FD.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures as defined by Regulation G, including non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, and free cash flow margin. We also use or discuss non-GAAP financial measures in conference calls, slide presentations and webcasts.

We use these non-GAAP financial measures for financial and operational decision-making purposes, and as a means to evaluate period-to-period comparisons and liquidity. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP financial measures may not provide information that is directly comparable to similarly titled metrics provided by other companies.

Non-GAAP financial measures are defined in this press release and the tables included in this press release include reconciliations of historical non-GAAP financial measures to their most directly comparable GAAP measures.

We also include non-GAAP financial measures in our financial outlook included in this press release. Reconciliations of forward-looking non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share, and free cash flow guidance to the most directly comparable GAAP measures are not available without unreasonable efforts due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Definitions - Non-GAAP and Other Metrics
Annual Recurring Revenue (ARR) is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Constant Currency amounts for ARR, Total revenue, and Subscription revenue are presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign exchange rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.

Non-GAAP Income from Operations is defined as GAAP income from operations adjusted for the following items: share-based compensation; employer payroll taxes on employee stock transactions; amortization of intangibles; transaction, restructuring and other non-recurring or unusual items that may arise from time to time. The related Non-GAAP Operating Margin is non-GAAP income from operations expressed as a percentage of total revenue.
Non-GAAP Net Income is defined as GAAP net income adjusted for the following items: income tax expense/benefit; non-GAAP effective cash taxes; net interest expense and income; net cash received from and paid for interest; share-based compensation; employer payroll taxes on employee stock transactions, amortization of intangibles; gains and losses on currency translation; and transaction, restructuring and other non-recurring or unusual items that may arise from time to time. Non-GAAP net income per diluted share is calculated as non-GAAP net income divided by the diluted weighted average shares outstanding used to compute GAAP net income per diluted share.
Free Cash Flow is defined as the net cash provided by or used in operating activities less capital expenditures, reflected as purchase of property and equipment and capitalized software additions in our financial statements. The related margin is free cash flow expressed as a percentage of total revenue.
About Dynatrace
Dynatrace (NYSE: DT) is advancing observability for today’s digital businesses, helping to transform the complexity of modern digital ecosystems into powerful business assets. By leveraging AI-powered insights, Dynatrace enables organizations to analyze, automate, and innovate faster to drive their business forward. To learn more about Dynatrace, visit www.dynatrace.com, visit our blog and follow us on LinkedIn and X @dynatrace.
Dynatrace and the Dynatrace logo are trademarks of the Dynatrace, Inc. group of companies. All other trademarks are the property of their respective owners. © 2025 Dynatrace LLC.
Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding cloud and artificial intelligence (AI) workload growth and the related need for AI-powered observability platforms, Dynatrace's capabilities and platform and the company's related market opportunity, the expected and current benefits that we believe organizations receive from using the Dynatrace platform and offerings of our partners and other companies with which we collaborate, and our financial and business outlook, including our financial guidance for the third quarter and full year of fiscal 2026. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our revenue growth rates in future periods; market adoption of our product offerings; continued demand for, and spending on, our solutions; our ability to innovate and develop solutions that meet customer needs as cloud and AI workloads grow rapidly; the ability of our platform and solutions to effectively interoperate with customers’ IT infrastructures; our ability to acquire new customers and retain and expand our relationships with existing customers; our ability to expand our sales and marketing capabilities; our ability to compete; our ability to maintain successful relationships with partners; security breaches, other security incidents and any real or perceived errors, failures, defects or vulnerabilities in our solutions; our ability to protect our intellectual property; our ability to hire and retain necessary qualified employees to grow our business and expand our operations; our ability to successfully complete acquisitions and to integrate newly acquired businesses and offerings; the effect on our business of the macroeconomic environment, associated global economic conditions and geopolitical disruption; and other risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Gartner Disclaimers
1) Gartner, Magic Quadrant for Digital Experience Monitoring, Padraig Byrne, Pankaj Prasad, DB Cummings, Martin Caren, and Tanmay Bisht, 27 October 2025.
The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this earnings press release), and the opinions expressed in the Gartner Content are subject to change without notice.

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and MAGIC QUADRANT is a registered trademark of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Subscription	$473,089	$399,810	$930,596	$781,386
Service	20,760	18,319	40,602	35,963
Total revenue	493,849	418,129	971,198	817,349
Cost of revenue:
Cost of subscription	68,404	55,796	133,422	109,368
Cost of service	20,501	17,595	39,856	34,397
Amortization of acquired technology	859	4,393	1,695	8,772
Total cost of revenue	89,764	77,784	174,973	152,537
Gross profit	404,085	340,345	796,225	664,812

Operating expenses:
Research and development	114,992	95,366	223,164	182,944
Sales and marketing	167,675	144,224	332,989	289,330
General and administrative	48,437	48,953	104,741	93,931
Amortization of other intangibles	12	4,776	24	9,552
Total operating expenses	331,116	293,319	660,918	575,757
Income from operations	72,969	47,026	135,307	89,055
Interest income, net	13,242	12,850	25,537	25,625
Other income (expense), net	894	(2,038)	7,651	(4,073)
Income before income taxes	87,105	57,838	168,495	110,607
Income tax expense	(29,862)	(13,830)	(63,297)	(27,979)
Net income	$57,243	$44,008	$105,198	$82,628
Net income per share:
Basic	$0.19	$0.15	$0.35	$0.28
Diluted	$0.19	$0.15	$0.35	$0.27
Weighted average shares outstanding:
Basic	301,558	298,089	300,859	297,736
Diluted	304,303	301,373	304,801	301,714
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
Cost of revenue	$10,015	$9,714	$19,865	$17,444
Research and development	29,718	26,607	56,579	48,187
Sales and marketing	22,576	20,750	42,610	36,772
General and administrative	14,505	14,632	29,655	26,957
Total share-based compensation	$76,814	$71,703	$148,709	$129,360

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2025	March 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,225,023	$1,017,039
Short-term investments	89,637	96,189
Accounts receivable, net	315,044	624,437
Deferred commissions, current	121,948	109,895
Prepaid expenses and other current assets	86,517	83,901
Total current assets	1,838,169	1,931,461
Long-term investments	54,538	51,648
Property and equipment, net	66,084	61,522
Operating lease right-of-use assets, net	78,143	67,479
Goodwill	1,344,006	1,336,435
Intangible assets, net	24,055	25,534
Deferred tax assets, net	523,479	529,550
Deferred commissions, non-current	111,943	95,297
Other assets	41,316	40,752
Total assets	$4,081,733	$4,139,678

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$21,617	$27,286
Accrued expenses, current	230,030	252,503
Deferred revenue, current	889,957	1,087,518
Operating lease liabilities, current	16,980	13,979
Total current liabilities	1,158,584	1,381,286
Deferred revenue, non-current	42,975	50,989
Accrued expenses, non-current	30,865	24,452
Operating lease liabilities, non-current	69,844	61,384
Deferred tax liabilities	871	419
Total liabilities	1,303,139	1,518,530

Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 301,791,098 and 299,813,048 shares issued and outstanding at September 30, 2025 and March 31, 2025, respectively	302	300
Additional paid-in capital	2,424,121	2,370,563
Retained earnings	390,125	284,927
Accumulated other comprehensive loss	(35,954)	(34,642)
Total shareholders' equity	2,778,594	2,621,148
Total liabilities and shareholders' equity	$4,081,733	$4,139,678

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Six Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$105,198	$82,628
Adjustments to reconcile net income to cash provided by operations:
Depreciation	9,408	8,635
Amortization	2,756	19,356
Share-based compensation	148,709	129,360
Deferred income taxes	8,894	(39,059)
Other	(8,040)	3,133
Net change in operating assets and liabilities:
Accounts receivable	320,545	300,077
Deferred commissions	(23,254)	(7,166)
Prepaid expenses and other assets	4,145	(14,073)
Accounts payable and accrued expenses	(33,755)	(30,479)
Operating leases, net	746	1,465
Deferred revenue	(233,643)	(199,486)
Net cash provided by operating activities	301,709	254,391

Cash flows from investing activities:
Purchase of property and equipment	(11,669)	(6,871)
Capitalized software additions	(194)	—
Acquisition of a business, net of cash acquired	—	(100)
Purchases of investments	(63,764)	(80,024)
Proceeds from sales and maturities of investments	69,122	40,375
Net cash used in investing activities	(6,505)	(46,620)

Cash flows from financing activities:
Proceeds from employee stock purchase plan	11,871	10,389
Proceeds from exercise of stock options	3,738	8,773
Repurchases of common stock	(95,034)	(90,107)
Taxes paid related to net share settlement of equity awards	(16,338)	(11,966)
Other	(3,314)	(1,656)
Net cash used in financing activities	(99,077)	(84,567)

Effect of exchange rates on cash and cash equivalents	11,857	4,990

Net increase in cash and cash equivalents	207,984	128,194

Cash and cash equivalents, beginning of period	1,017,039	778,983
Cash and cash equivalents, end of period	$1,225,023	$907,177

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended September 30, 2025
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Transaction, restructuring, and other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$89,764	$(10,015)	$(289)	$(859)	$—	$78,601
Gross profit	404,085	10,015	289	859	—	415,248
Gross margin	82%					84%
Research and development	114,992	(29,718)	(1,156)	—	—	84,118
Sales and marketing	167,675	(22,576)	(549)	—	—	144,550
General and administrative	48,437	(14,505)	(171)	—	—	33,761
Amortization of other intangibles	12	—	—	(12)	—	—
Income from operations	$72,969	$76,814	$2,165	$871	$—	$152,819
Operating margin	15%					31%

	Three Months Ended September 30, 2024
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Transaction, restructuring, and other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$77,784	$(9,714)	$(431)	$(4,393)	$—	$63,246
Gross profit	340,345	9,714	431	4,393	—	354,883
Gross margin	81%					85%
Research and development	95,366	(26,607)	(1,305)	—	—	67,454
Sales and marketing	144,224	(20,750)	(729)	—	—	122,745
General and administrative	48,953	(14,632)	(306)	—	—	34,015
Amortization of other intangibles	4,776	—	—	(4,776)	—	—
Income from operations	$47,026	$71,703	$2,771	$9,169	$—	$130,669
Operating margin	11%					31%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended September 30,
	2025	2024
Non-GAAP net income:
Net income	$57,243	$44,008
Income tax expense	29,862	13,830
Non-GAAP effective cash tax	(30,129)	(30,856)
Interest income, net	(13,242)	(12,850)
Cash received from interest, net	10,041	12,848
Share-based compensation	76,814	71,703
Employer payroll taxes on employee stock transactions	2,165	2,771
Amortization of intangibles	871	9,169
Transaction, restructuring, and other	—	—
(Gain) loss on currency translation	(894)	2,038
Non-GAAP net income	$132,731	$112,661

Share count:
Weighted-average shares outstanding - basic	301,558	298,089
Weighted-average shares outstanding - diluted	304,303	301,373

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	301,558	298,089
Weighted-average shares outstanding - diluted	304,303	301,373

Non-GAAP net income per share:
Net income per share - basic	$0.19	$0.15
Net income per share - diluted	$0.19	$0.15
Non-GAAP net income per share - basic	$0.44	$0.38
Non-GAAP net income per share - diluted	$0.44	$0.37

	Three Months Ended September 30,
	2025	2024
Free cash flow:
Net cash provided by operating activities	$32,017	$23,650
Purchase of property and equipment	(4,187)	(3,512)
Capitalized software additions	—	—
Free cash flow	$27,830	$20,138

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Six Months Ended September 30, 2025
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Transaction, restructuring, and other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$174,973	$(19,865)	$(1,705)	$(1,695)	$—	$151,708
Gross profit	796,225	19,865	1,705	1,695	—	819,490
Gross margin	82%					84%
Research and development	223,164	(56,579)	(4,559)	—	—	162,026
Sales and marketing	332,989	(42,610)	(2,850)	—	—	287,529
General and administrative	104,741	(29,655)	(1,076)	—	—	74,010
Amortization of other intangibles	24	—	—	(24)	—	—
Income from operations	$135,307	$148,709	$10,190	$1,719	$—	$295,925
Operating margin	14%					30%

	Six Months Ended September 30, 2024
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Transaction, restructuring, and other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$152,537	$(17,444)	$(1,317)	$(8,772)	$—	$125,004
Gross profit	664,812	17,444	1,317	8,772	—	692,345
Gross margin	81%					85%
Research and development	182,944	(48,187)	(3,714)	—	(3)	131,040
Sales and marketing	289,330	(36,772)	(2,233)	—	—	250,325
General and administrative	93,931	(26,957)	(916)	—	3	66,061
Amortization of other intangibles	9,552	—	—	(9,552)	—	—
Income from operations	$89,055	$129,360	$8,180	$18,324	$—	$244,919
Operating margin	11%					30%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Six Months Ended September 30,
	2025	2024
Non-GAAP net income:
Net income	$105,198	$82,628
Income tax expense	63,297	27,979
Non-GAAP effective cash tax	(58,793)	(57,950)
Interest income, net	(25,537)	(25,625)
Cash received from interest, net	21,876	24,618
Share-based compensation	148,709	129,360
Employer payroll taxes on employee stock transactions	10,190	8,180
Amortization of intangibles	1,719	18,324
Transaction, restructuring, and other	—	—
(Gain) loss on currency translation	(7,651)	4,073
Non-GAAP net income	$259,008	$211,587

Share count:
Weighted-average shares outstanding - basic	300,859	297,736
Weighted-average shares outstanding - diluted	304,801	301,714

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	300,859	297,736
Weighted-average shares outstanding - diluted	304,801	301,714

Non-GAAP net income per share:
Net income per share - basic	$0.35	$0.28
Net income per share - diluted	$0.35	$0.27
Non-GAAP net income per share - basic	$0.86	$0.71
Non-GAAP net income per share - diluted	$0.85	$0.70

	Six Months Ended September 30,
	2025	2024
Free cash flow:
Net cash provided by operating activities	$301,709	$254,391
Purchase of property and equipment	(11,669)	(6,871)
Capitalized software additions	(194)	—
Free cash flow	$289,846	$247,520

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
ir@dynatrace.com

Media Relations:
Dynatrace PR Team
pr-team@dynatrace.com